SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

PharmaNetics, Inc.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-25133	56-2098302
(Commission file Number)	(IRS Employer ID Number)

9401 Globe Center Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 919-582-2600

NA

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On November 4, 2003, PharmaNetics issued a press release announcing the initiation of litigation by PharmaNetics against Aventis Pharmaceuticals. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein in its entirety by reference.

Item 12.	Results of Operations and Financial Condition

On November 4, 2003, PharmaNetics issued a press release announcing its operating and financial results for its third quarter ended September 30, 2003. A copy of the press release is attached to this report as Exhibit 99.2, and is incorporated herein in its entirety by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMANETICS, INC.

Date: November 4, 2003	/s/ John P. Funkhouser

John P. Funkhouser President and Chief Executive Officer